UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 13, 2017

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01. Entry into a Material Definitive Agreement

On July 13, 2017, Magellan Healthcare, Inc., a Delaware corporation (“Magellan Healthcare”) and a wholly-owned subsidiary of Magellan Health, Inc., a Delaware corporation (“Magellan”), SWH Holdings, Inc., a Delaware corporation (“SWH Holdings”), certain of the stockholders of SWH Holdings (the “Signing Stockholders”), certain of the vested optionholders of SWH Holdings, TA Associates Management, L.P., as Securityholders’ Agent and Silver Merger Sub Inc., a wholly owned subsidiary of Magellan Healthcare (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of July 13, 2017 (the “Agreement”), pursuant to which Magellan Healthcare will acquire SWH Holdings. The Agreement provides that, on the terms and subject to satisfaction of the conditions set forth therein, Merger Sub will be merged with and into SWH Holdings (the "Merger"), and SWH Holdings will continue as the surviving company of the Merger as a wholly-owned subsidiary of Magellan Healthcare.

Subject to the terms and conditions of the Agreement, the aggregate merger consideration to be paid by Magellan Healthcare to the holders of the outstanding capital stock of SWH Holdings and the holders of certain vested options to purchase capital stock of SWH Holdings is equal to $390.0 million, subject to adjustment, plus a potential contingent payment of an additional $10.0 million. The contingent payment provisions provide for a cash payment of $10.0 million if the Medicare Plans of Senior Whole Health, LLC, a Delaware limited liability company and an indirect subsidiary of SWH Holdings, earns a Star Rating from Medicare of 4.0 or greater for 2018.

The Agreement sets forth a variety of customary representations and warranties and covenants, including covenants requiring the conduct of the business of SWH Holdings and its subsidiaries in the ordinary course consistent with past practice and other restrictions on the operation of their respective businesses prior to the consummation of the Merger. The covenants are subject to various limitations specified in the Agreement. At the closing of the Merger (the “Closing”), the amount of $30.0 million will be placed in escrow in connection with the indemnification obligations of the securityholders of SWH Holdings under the Agreement. Claims of indemnity which Magellan Healthcare may have under the Agreement (such as those relating to a breach of a representation and warranty) will be paid from the escrow account, subject to certain limitations and exceptions.  To the extent any portion of the escrow amount has not been released or is not reserved for any open and unresolved indemnification claims, such portion will be released to the Securityholders’ Agent for further distribution to the former securityholders of SWH Holdings on the eighteen-month anniversary of the Closing.

Certain members of management of SWH Holdings and/or its subsidiaries have entered into employment agreements with Magellan Healthcare that will become effective upon, and are subject to the occurrence of, the closing of the Merger.

Consummation of the Merger is subject to various conditions, including the termination or expiration of the waiting period under the Hart-Scott Rodino Antitrust Act, the approval of the change of control to be effected by the Merger of Senior Whole Health of New York, Inc., an indirect subsidiary of SWH Holdings, by the New York State Department of Health, in conjunction with the New York State Department of Financial Services, the absence of any law or order prohibiting the Closing or making it illegal, the absence of certain litigation, and the accuracy of the representations and warranties made by the parties. Immediately following the execution and delivery of the Agreement, certain stockholders of SWH Holdings executed and delivered stockholder consents approving the Agreement, which consents constitute the requisite stockholder approval of the Agreement and the Merger by the stockholders of SWH Holdings. The parties anticipate closing the Merger by the end of the first quarter of 2018.

The Agreement may be terminated by the mutual consent of Magellan Healthcare and the Stockholders’ Agent. In addition, subject to the conditions specified in the Agreement, the Agreement may be terminated in certain other circumstances, including for uncured breaches of representations and warranties, or the failure of the Merger to occur on or before March 1, 2018 (subject to possible extension for an additional 90 days in certain circumstances).

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of SWH Holdings, Magellan Healthcare or their respective subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Magellan’s public disclosures.

Item 8.01. Other Events.

On July 13, 2017, Magellan issued a press release announcing the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial  Statements and  Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated July 13, 2017.

.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: July 13, 2017	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press release dated July 13, 2017.